Exhibit 99.1
Press Release Dated December 6, 2011

Two Rivers Water Company is Highlighted in Conservative Speculator Report
Irrigated Farming and Wholesale Water Form Unique Business Model

DENVER – December 6, 2011 – Two Rivers Water Company (OTC QB: TURV) (http://www.2riverswater.com) is the focus of a recent report in Larry Oakley’s Conservative Speculator financial newsletter.  See http://www.2riverswater.com/company-news.html for the entire article.

In an interview with Oakley, Two Rivers Chairman and CEO John McKowen noted that the company operates two businesses: an irrigated farming operation and the provision of water to areas facing water shortages in the western U.S.
McKowen described Two Rivers’ unique business model in which the company actively farms high-yield organic, commercial farmland for which it provides its own irrigation, and also provides water to municipalities on the Front Range in Colorado through rotational farm fallowing.

The company plans to bring 3,000 new acres into farm production in 2012 in southeastern Colorado and plans to expand to 25,000 acres under production in the next three-to-five years, McKowen said. In addition, Two Rivers recently entered into a long-term agreement with a national organic dairy to supply premium organic alfalfa hay. The company expects that its 3,000 acres of new production in 2012 will produce 200 bushels of corn or six tons of alfalfa per acre, for gross revenue of about $1,350 per acre and expected profits of $800 to $900 per acre.  The company utilizes state-of-the-art tractors, software, and GPS tracking to bring land it acquires rapidly and efficiently into production.

The Two Rivers business model means that the company does not have to permanently dry up farmland, enabling it to help serve the water interests of both rural and urban communities, McKowen noted. Two Rivers has purchased land that had been fallow for decades and it has also purchased land from real estate developers, McKowen said. Today’s food prices have allowed the company to achieve gross margins in excess of 50%, McKowen said.
With regard to land values, the Federal Reserve Bank of Chicago recently reported that for the region that includes Colorado, farmland prices rose 25 percent in the year that ended in September, 2011.

McKowen believes that the Two Rivers business model, which includes rehabilitating reservoirs that the company owns in southern Colorado, can be applied to other areas of the western U.S. and to other areas of the world. The United Nations has reported that within the next 14 years, about 1.8 billion people will be living in areas with scarce water, caused, in part, by inefficient water use, storage, conservation, distribution, and other problems.

ABOUT TWO RIVERS WATER COMPANY

Two Rivers Water Company acquires and develops high yield irrigated farmland and the associated water rights in the western United States, and is presently focusing on the Huerfano and Cucharas two river basin in southern Colorado. At the present time, Two Rivers Water operates two core businesses, organic crop production from high yield irrigated farmland and water distribution to municipal markets in Huerfano and Pueblo Counties and other municipalities on the front range of Colorado. We are aggressively expanding operations through various funding mechanisms to develop our business model in southern Colorado with a view to the future implementation of this business model in other areas in the arid West.

This news release contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with developing and acquiring land and water resources. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in the press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate.

CONTACT:

Two Rivers Water Company
John McKowen, CEO
(303) 222-1000
jmckowen@2riverswater.com

The Investor Relations Group
Dillon Heins
212.825.3210

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